EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vericel Corporation of our report dated May 29, 2014 relating to the Special Purpose Combined Financial Statements of the Cell Therapy and Regenerative Medicine Business (the “CTRM business”), a product portfolio of Sanofi, which appears in Vericel Corporation’s Current Report on Form 8-K, as amended, dated June 29, 2015.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 29, 2015